UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 27, 2011

______________________

STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification number)

901 44th Street SE Grand Rapids, Michigan	49508
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (616) 247-2710

None
(Former name or former address, if changed since last report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

As of the end of the first quarter of fiscal year 2012, Steelcase Inc. (the “Company”) realigned its reportable segments for financial reporting purposes primarily as a result of the previously announced organizational changes to strengthen the Company’s position as a globally integrated enterprise.

The organizational changes consisted of the realignment of the reporting structure for the Steelcase brand in North America, Latin America and the region of Europe, the Middle East and Africa (“EMEA”), with James Keane, President, Steelcase Group, assuming leadership of the Steelcase brand across the Americas, including the U.S., Canada and Latin America, and EMEA.  This role includes oversight of all sales, marketing, product design and development and engineering.  James Mitchell, President, Steelcase EMEA, retained responsibility for sales and distribution across EMEA and reports to Mr. Keane.  The Asia Pacific division of the Steelcase brand remains under a separate management structure.

As a result of these changes, the Company’s reportable segments were realigned to reflect the organizational structure used by the Company’s Chief Executive Officer for making operating and investment decisions and assessing performance.  Thus, the Company’s reportable segments now consist of (1) the Americas segment, (2) the EMEA segment and (3) the Other category.

The Americas segment serves customers in the U.S., Canada and Latin America with a portfolio of integrated architecture, furniture and technology products marketed to corporate, government, healthcare, education and retail customers through the Steelcase, Coalesse, Turnstone, Details and Nurture by Steelcase brands.  In fiscal year 2011, the Americas recorded revenue of $1,504.6, or 61.7% of the Company’s consolidated revenue.

The EMEA segment serves customers in Europe, the Middle East and Africa primarily under the Steelcase brand, with an emphasis on freestanding furniture systems, storage and seating solutions.  In fiscal year 2011, EMEA recorded revenue of $547.3, or 22.5% of the Company’s consolidated revenue.

The Other category includes Asia Pacific, PolyVision and Designtex.

•	Asia Pacific serves customers in Asia and Australia primarily under the Steelcase brand with an emphasis on freestanding furniture systems, storage and seating solutions.
•
PolyVision designs and manufactures visual communication products, such as static and interactive electronic whiteboards which are sold globally into the primary and secondary education markets in the U.S. and Europe.

•	Designtex designs and sells surface materials including textiles and wallcoverings which are specified by architects and designers directly to end-use customers through a direct sales force.

The Company evaluates the performance of its operating segments based on revenues and operating income adjusted to exclude restructuring costs and other unusual items.

As required by Accounting Standards Codification (ASC) 280, “Segment Reporting,” all future consolidated financial statements issued by the Company will reflect the reclassification of previously published segment data as a result of the above-mentioned changes to Steelcase Inc.’s management organization structure.

The information included in this Form 8-K affects disclosures related to previously disclosed segment results and does not in any way restate or revise the consolidated financial position, results of operations or cash flows in any previously reported Consolidated Statement of Earnings, Consolidated Balance Sheets or Consolidated Statements of Cash Flows of Steelcase Inc.

The quarterly segment information for the first, second, third and fourth quarters of fiscal year 2011 and the full-year segment information for the fiscal years 2011, 2010, 2009 and 2008 set forth in Exhibit 99.1 reflects the reclassification resulting from the reportable business segment changes described above.

The information furnished pursuant to this Item 2.02 to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

ITEM 9.01 Financial Statements and Exhibits

(d)Exhibits

Exhibit Number	Description

99.1	Reclassified quarterly segment information for the first, second, third and fourth quarters of fiscal year 2011 and full-year information for the fiscal years 2011, 2010, 2009 and 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steelcase Inc.
Date: May 27, 2011

                   /S/ MARK T. MOSSING
Mark T. Mossing
Corporate Controller and Chief Accounting Officer
(Duly Authorized Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Reclassified quarterly segment information for the first, second, third and fourth quarters of fiscal year 2011 and full-year information for the fiscal years 2011, 2010, 2009 and 2008